U.S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                               FORM 8-K



           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (EARLIEST EVENT REPORTED): September 8, 2003



                              VIRBAC CORPORATION
                    (formerly Agri-Nutrition Group Limited)
            (Exact name of registrant as specified in its charter)


       Delaware                     0-24312                43-1648680
(State of Incorporation)   (Commission File No.)         (IRS Employer
                                                        Identification No.)



                          3200 MEACHAM BOULEVARD
                          FORT WORTH, TEXAS           76137
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)


                              (817) 831-5030
         (Registrant's telephone number, including area code)



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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

         On September 8, 2003, Virbac Corporation completed the acquisition of assets relating to the animal health products of King Pharmaceuticals, Inc. for a purchase price of $15.1 million in cash. The assets include certain product assets, unfilled customer orders, inventories, manufacturing equipment and intellectual property. The animal health products consist of Soloxine, the leader in the canine thyroid hormone replacement market; Pancrezyme, which is used to treat pancreatic enzyme insufficiency; Tumil-K, a supplement for cats with low blood potassium levels; and Uroeze and Ammonil, which are urinary acidifiers for the treatment and prevention of canine bladder stones and feline lower urinary tract inflammation. For additional information concerning the acquisition, please refer to the press release filed as an exhibit to this report.

            The acquisition was funded with borrowings under Virbac's revolving credit facility, which was amended as of September 8, 2003, to, among other things, increase the amount available under the facility to $30.0 million and to change the maturity date to February 27, 2004. The Company anticipates negotiating a new permanent facility prior to maturity of the existing facility.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

         To be filed by amendment not later than 60 days after the due date of this report.

(b)      Pro Forma Financial Information

         To be filed by amendment not later than 60 days after the due date of this report.

(c)      Exhibits

              2.1 Asset Purchase Agreement entered into as of September 5, 2003, by and among Jones Pharma Incorporated, JMI - Daniels Pharmaceuticals, Inc. and Virbac Corporation.

              10.1 Sixth Amendment to Credit Agreement by and between Virbac Corporation, PM Resources, Inc., St. JON
                       Laboratories, Inc., Francodex Laboratories, Inc., Virbac AH, Inc., Delmarva Laboratories, Inc. and First Bank dated September 8, 2003.

              99.1     Press Release of Virbac Corporation dated September 9,
                       2003

FORWARD-LOOKING STATEMENTS

This report contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those stated, including:

o Unanticipated new competitive products or technological entries into the market could adversely affect sales forecasts.

o A lack of acceptance of the Company's products by the market could adversely affect sales projections.

o    Projections of future revenues  related to products not yet registered with
     certain   governmental   agencies  could  differ   significantly  if  those
     registrations are not received in the time periods anticipated.

o Interest rates and changes to those rates could differ significantly from Company projections.

o The Company receives significant support from its majority owner, Virbac SA ("VBSA"), including product development and research expenditures made that benefit the Company, short-term borrowings, and worldwide distribution of the Company's products. The Company's results could be adversely affected if VBSA were to reduce this support.

o Certain customer relationships represent a significant percentage of net revenues. The loss of the relationships could result in a significant reduction in future sales.

o The Company could experience a decrease in the demand for its products or other adverse business developments, which could result in reduced funding available under the Company's lines of credit or an inability to refinance its credit facility.

o    Effects   of   other   strategic   initiatives,   including   acquisitions,
     divestitures, and restructurings.

o The cost of compliance with newly issued SEC rules and corporate governance initiatives is uncertain and could adversely affect the Company's operating results in future periods.






                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION



                                             By:   /s/ JOSEPH A. ROUGRAFF
                                                ----------------------------
                                                     Joseph A. Rougraff
                                                    Chief Financial Officer

Date: September 17, 2003